UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 13, 2005

Alliant Techsystems Inc.

(Exact name of Registrant as Specified in Its Charter)

Commission file number 1-10582

Delaware	41-1672694
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5050 Lincoln Drive Edina, Minnesota	55436-1097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

This report amends and updates information contained in the Form 8-K dated January 31, 2005 filed by Alliant Techsystems Inc. (“ATK”) regarding the grant of performance awards to certain executive officers of ATK.  Specifically, the Form 8-K dated January 31, 2005 is amended to clarify that the previously established performance goal relates to ATK’s earnings per share for only fiscal year 2007, rather than fiscal years 2005 – 2007.  In addition, on June 13, 2005, certain executive officers of ATK forfeited their performance shares, and ATK cancelled the performance shares, because the awards were not qualified under Section 162(m) of the Internal Revenue Code.  The Personnel and Compensation Committee of ATK’s Board of Directors has indicated that it would grant new performance share awards to these executive officers under ATK’s proposed 2005 Stock Incentive Plan if ATK’s stockholders approve that Plan at the Annual Meeting of Stockholders to be held on August 2, 2005.  The new awards would have the same terms and conditions as the awards that were cancelled, except that it is expected that any payout of the performance awards would qualify for deductibility by ATK under Section 162(m) of the Internal Revenue Code.  The performance share awards that were forfeited by ATK’s “named executive officers,” as defined by federal securities regulation, are as follows:

	Number of Shares Subject to Award
	at Each Performance Level
Name and Position	Threshold	Target	Outstanding	Stretch

Daniel J. Murphy	22,500	45,000	90,000	112,500
Chairman and Chief Executive Officer

Eric S. Rangen	6,000	12,000	24,000	30,000
Executive Vice President and
Chief Financial Officer

Mark W. DeYoung	6,000	12,000	24,000	30,000
Senior Vice President and
President ATK Ammunition Group

Thomas R. Wilson	4,500	9,000	18,000	22,500
Senior Vice President and
President ATK Precision Systems Group

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: June 16, 2005	By:	/s/ Keith D. Ross
	Name:	Keith D. Ross
	Title:	Senior Vice President, General Counsel and Secretary